                   AMENDMENT NO. 1 TO STOCKHOLDERS' AGREEMENT


                  AMENDMENT NO. 1 TO STOCKHOLDERS' AGREEMENT (this "Amendment"), dated as of March 23, 2000, by and among (i) Impax Laboratories, Inc. (f/k/a lobal Pharmaceutical Corporation), a Delaware corporation (the "Company"), (ii) Charles Hsiao, Larry Hsu and Barry R. Edwards, (iii) Fleming US Discovery Fund III, L.P. and Fleming US Discovery Offshore Fund III, L.P. and (iv) China Development Industrial Bank, Inc., Uni-President Enterprises Corp. (f/k/a/ President (BVI) International Investment Holdings, Ltd.), Chemical Company Malaysia (Berhad), Euroc II Venture Capital Corp., Euroc III Venture Capital Corp., Multiventure Technologies, Inc. and Tai-I Electric Wire & Cable Co., Ltd.

                  WHEREAS, the Company and its stockholders are parties to that certain Stockholders' Agreement, dated as of December 14, 1999 (as such agreement may be amended, modified or supplemented, the "Stockholders' Agreement"; capitalized terms used and not otherwise defined herein have the respective meanings ascribed to them in the Stockholders' Agreement); and

                  WHEREAS, in connection with the issuance by the Company of shares of Series 2 Convertible Preferred Stock, the parties hereto wish to amend the Stockholders' Agreement pursuant to Section 9.3 of the Stockholders' Agreement.

                  NOW, THEREFORE, the parties hereto hereby agree as follows:

         1. Amendment.

         a. Section 1.1(a) of the Stockholders' Agreement is hereby amended to add the following defined terms:

                  "Investor" and "Investor Group" have the respective meanings set forth in the preliminary paragraph of this Agreement, provided, that for the purposes of Articles II and III hereof, "Investor" and "Investor Group" shall include holders of Series 2 Preferred to the same extent and degree as holders of Series 1 Preferred.

                  "Investor Shares" means, for the purposes of Article III hereof, with respect to any Investor, all of the shares of Company Stock owned by such Investor.

                  "Series 1 Preferred" has the meaning set forth in the recitals hereto, provided, that for the purposes of Articles II and III hereof "Series 1 Preferred" (including any defined term used in such Articles incorporating the term "Series 1 Preferred") shall include the Series 2 Preferred to the same extent and degree as the Series 1 Preferred."


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                  "Series 2 Preferred" means the shares of Series 2 Convertible
Preferred Stock of the Company issued pursuant to the Stock Purchase Agreements dated as of March 23, 2000 between the Company and the purchasers named therein.

         b. Section 1.1(a) of the Stockholders' Agreement is hereby amended by adding the following proviso to the first sentence of the defined term "Shares":

                  provided, that for the purposes of Articles II and III hereof "Shares" (including any defined term used in such Articles incorporating the term "Shares") shall include the Series 2 Preferred to the same extent and degree as the Series 1 Preferred.

         c. Section 4.1 of the Stockholders' Agreement is hereby amended by deleting the words "up to $10 million" in the proviso to clause (a) of the third sentence thereof and substituting therefor "up to $15 million".

         d. Section 4.1 of the Stockholders' Agreement is hereby amended by adding the words "except for the amendment to the Series 1 Certificate of Designations appended as Exhibit A to Amendment No. 1 of this Agreement" at the beginning of clause (c) thereof.

         e. Section 4.2 of the Stockholders' Agreement is hereby amended by deleting the words "in excess of $15 million" in clause (i) of the first sentence thereof and substituting therefor "in excess of $20 million".

         f. Section 4.7 of the Stockholders' Agreement is hereby amended by deleting the word "and" prior to subsection (iii) of the proviso thereto, replacing it with "," and adding the following words at the end of such subsection "and (iv) the transactions expressly contemplated by the Stock Purchase Agreements dated as of March 23, 2000 between the Company and the purchasers named therein."

         g. Section 5.8 of the Stockholders' Agreement is hereby amended by deleting the first five words of the second sentence thereof and substituting therefor "on or before June 30, 2000".

         2. Effect on the Stockholders' Agreement. Except as expressly amended hereby, the Stockholders' Agreement shall continue in full force and effect in accordance with the provisions thereof. All references in the Stockholders' Agreement to "the Agreement" or similar terms shall be deemed references to the Stockholders' Agreement as amended hereby.

         3. Further Assurances. Each party hereto agrees to execute and deliver any and all such further instruments and documents as shall be necessary to effect the purposes of this Amendment.

         4. Governing Law. This Amendment shall be governed and construed in accordance with the laws of the State of New York without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of New York.

         5. Counterparts. This Amendment may be executed in any number of counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument.

                           [Signature Page to Follow]

                  IN WITNESS WHEREOF, the parties hereto have executed and delivered this Amendment as of the date first above written.


                             IMPAX LABORATORIES, INC.


                             By: /s/ Barry R. Edwards
                                 -------------------------------------------
                                    Name: Barry R. Edwards
                                    Title: Co-Chief Executive Officer


                             FLEMING US DISCOVERY FUND III, L.P.

                             By: FLEMING US DISCOVERY PARTNERS, L.P., its general partner

                                      By:      FLEMING US DISCOVERY, LLC,
                                               its general partner

                                               By: /s/ Robert L. Burr
                                                  ----------------------------
                                                       Robert L. Burr, member


                             FLEMING US DISCOVERY OFFSHORE FUND III, L.P.

                             By: FLEMING US DISCOVERY PARTNERS, L.P., its general partner

                                      By:      FLEMING US DISCOVERY, LLC,
                                               its general partner

                                               By: /s/ Robert L. Burr
                                                  -----------------------------
                                                       Robert L. Burr, member








         [Signature Page to Amendment No. 1 to Stockholders' Agreement]

                                     CHINA DEVELOPMENT INDUSTRIAL
                                     BANK, INC.

                                     By: /s/ Brian C. Keng
                                        ----------------------------------
                                             Name: Brian C. Keng
                                             Title: Senior Vice President


                                     PRESIDENT (BVI) INTERNATIONAL INVESTMENT
                                     HOLDINGS LTD.

                                     By: /s/ Chang Sheng Lin
                                        ----------------------------------
                                             Name: Chang Sheng Lin
                                             Title: President


                                     CHEMICAL COMPANY MALAYSIA BERHAD

                                     By: /s/ Oh Kim Sun
                                        -------------------------------------
                                             Name: Oh Kim Sun
                                             Title: Director


                                     EUROC II VENTURE CAPITAL CORP.

                                     By: /s/ Kao Yu Jen
                                        -------------------------------------
                                                Name: Kao Yu Jen
                                                Title: Chairman


                                     EUROC III VENTURE CAPITAL CORP.

                                     By: /s/ Kao Yu Jen
                                         ------------------------------------
                                             Name: Kao Yu Jen
                                             Title: Chairman



         [Signature Page to Amendment No. 1 to Stockholders' Agreement]

                                      MULTIVENTURE TECHNOLOGIES, INC.

                                      By: /s/ James Mah
                                         -----------------------------------
                                              Name: James Mah
                                              Title: President

                                      TAI-I ELECTRIC WIRE & CABLE CO., LTD.

                                      By: /s/ Hsu Ju Chun
                                         ------------------------------------
                                             Name: Hsu Ju Chun
                                             Title:

                                      /s/ Charles Hsiao
                                      ----------------------------------------
                                      Charles Hsiao

                                      /s/ Larry Hsu
                                      ---------------------------------------
                                      Larry Hsu

                                      /s/ Barry R. Edwards
                                      ----------------------------------------
                                      Barry R. Edwards




         [Signature Page to Amendment No. 1 to Stockholders' Agreement]